EZCORP Reports Fourth Quarter and Full Year Fiscal 2025 Results
Record Q4 and Full Year Revenue & PLO
Strong Growth in Diluted EPS & Adjusted EBITDA
Austin, Texas (November 13, 2025) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States and Latin America, today announced results for its fourth quarter and full year ended September 30, 2025.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
FOURTH QUARTER HIGHLIGHTS
•Net income increased 76% to $26.7 million. On an adjusted basis1, net income increased 45% to $26.8 million.
•Diluted earnings per share (EPS) increased 62% to $0.34. On an adjusted basis1, diluted earnings per share increased 36% to $0.34.
•Adjusted EBITDA increased 33% to $47.9 million.
•Total revenues increased 14% to $336.8 million, while gross profit increased 13% to $198.6 million.
•Pawn loans outstanding (PLO) increased 12% to $307.5 million.
•Grew our footprint by 24 stores, including 17 de novo stores, 8 acquired stores and the consolidation of 1 store.
FULL YEAR 2025 HIGHLIGHTS
•Net income was $109.6 million, an increase of $26.5 million. On an adjusted basis1, net income increased 30%.
•Diluted earnings per share increased 29% to $1.42. On an adjusted basis1, diluted earnings per share increased 27% to $1.43.
•Adjusted EBITDA increased by 26% to $191.2 million.
•Total revenues increased 10% to $1,274.3 million, while gross profit increased 9% to $746.1 million.
•Grew our footprint by 81 stores including 52 acquired stores, 40 de novo stores and the consolidation of 11 stores.

CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, “Fiscal 2025 was another exceptional year for EZCORP, with record full-year revenue and all-time high PLO. This superior performance reflects resilient demand for immediate cash solutions and high-quality, cost-effective secondhand goods. We converted that demand into strong bottom-line growth, demonstrating the operating leverage of our platform at scale and the expertise of our team, with adjusted EBITDA up 26% to $191.2 million and adjusted diluted EPS up 27% to $1.43.

“Over the year, we successfully executed our growth strategy with disciplined acquisitions in the U.S. and Mexico and continued de novo expansion across Latin America. In fiscal 2025, we opened 40 de novo stores and acquired 52 locations, more than doubling the combined total of acquisitions in fiscal 2024 and fiscal 2023. We now operate 1,360 stores throughout five countries, guided by a proven operating formula that is driving record PLO and exceptional results across all geographies.

“With a flexible and liquid balance sheet, we are deploying capital purposefully, focused on high-return store growth and M&A, while remaining opportunistic with share repurchases as reflected by our newly authorized program. As we scale, we are driving strong earnings momentum in our business, and we will continue to strengthen the core, simplify and drive cost efficiency, and innovate to deliver sustainable growth and long-term value for our shareholders.”

CONSOLIDATED RESULTS

Three Months Ended September 30	As Reported		Adjusted[1]
in millions, except per share amounts	2025	2024	2025	2024

Total revenues	$336.8	$294.6	$335.9	$294.6
Gross profit	$198.6	$175.4	$198.0	$175.4
Income before tax	$36.3	$26.3	$37.0	$26.8
Net income	$26.7	$15.2	$26.8	$18.5
Diluted earnings per share	$0.34	$0.21	$0.34	$0.25
EBITDA (non-GAAP measure)	$47.3	$35.5	$47.9	$36.0

Twelve Months Ended September 30	As Reported		Adjusted[1]
in millions, except per share amounts	2025	2024	2025	2024

Total revenues	$1,274.3	$1,161.6	$1,304.3	$1,161.6
Gross profit	$746.1	$682.3	$761.7	$682.3
Income before tax	$146.8	$115.6	$149.7	$115.5
Net income	$109.6	$83.1	$110.7	$85.3
Diluted earnings per share	$1.42	$1.10	$1.43	$1.13
EBITDA (non-GAAP measure)	$187.6	$151.7	$191.2	$151.6

•PLO increased 12% to $307.5 million, up $33.4 million. On a same-store2 basis, PLO increased 10% due to higher average loan size, continued strong pawn demand and improved operational performance.
•Fourth quarter total revenues increased 14% and gross profit increased 13%, reflecting improved pawn service charge (PSC) revenues due to higher average PLO. Full year total revenues increased 10% and gross profit increased 9%.
•PSC increased 9% in the fourth quarter and for the full year as a result of higher average PLO.
•Fourth quarter merchandise sales gross margin remained consistent at 35%. Aged general merchandise at 2.6% of total general merchandise inventory, up 83 basis points (bps). Full year merchandise sales gross profit margin remains within our targeted range at 35%.
•Fourth quarter jewelry scrap sales increased 91%, and jewelry scrap sales gross margin increased by 1,010 bps to 29%. Full year jewelry scrap sales increased 62%, and jewelry scrap sales gross margin increased by 1,160 bps to 27% due to increase in gold price and jewelry purchases.
•Net inventory increased 29%, as a result of an increase in PLO, layaways and purchases and a decrease in inventory turnover to 2.3x, from 2.6x for the quarter and was 2.4x compared to 2.8x for the year.
•Fourth quarter store expenses increased 8% (6% on a same-store basis), primarily due to labor costs and new stores. Full year store and same-store expenses increased 4%.
•General and administrative expenses increased 13% in the fourth quarter and 11% for the full year, primarily due to labor costs (including higher incentive compensation).
•Fourth quarter income before taxes increased to $36.3 million, up 38% from $26.3 million, and adjusted EBITDA increased 33% to $47.9 million. Full year income before taxes increased by 27% to $146.8 million from $115.6 million and adjusted EBITDA increased 26% to $191.2 million.
•Diluted earnings per share increased 62% to $0.34 for the fourth quarter. On an adjusted basis, diluted earnings per share increased 36% to $0.34. Full year diluted earnings per share increased 29% to $1.42. On an adjusted basis, diluted earnings per share for the year increased 27% to $1.43.

•Cash and cash equivalents increased to $469.5 million from $170.5 million as of September 30, 2025. The increase was due primarily to $300.0 million (less issuance costs) from the issuance of the Senior Notes due 2032 and cash from operating activities partially offset by increased earning assets and acquisitions.

SEGMENT RESULTS
U.S. Pawn
•PLO ended the year at $233.8 million, an increase of 9% on a total and same-store basis due to an increase in average loan size, strong loan demand and improved operational performance.
•Fourth quarter total revenues increased 13% and gross profit increased 11%, driven by increased PSC, merchandise sales and jewelry scrap sales. Full year total revenues increased 9% and gross profit increased 10%.
•PSC increased 7% in the fourth quarter and 9% for the full year as a result of higher average PLO.
•Fourth quarter merchandise sales increased 6%, and 5% on a same-store basis. Sales gross margin increased by 40 bps to 37%. Full year merchandise sales increased 3% and merchandise sales gross profit margin stayed steady at 37%.
•Fourth quarter jewelry scrap sales increased 96%, and jewelry scrap sales gross margin increased by 910 bps to 30%. Full year jewelry scrap sales increased 58%, and jewelry scrap sales gross margin increased by 1,120 bps to 27% due to increase in gold price and jewelry purchases.
•Net inventory increased 34% due to increase in PLO, layaways and purchases and a decrease in inventory turnover to 2.1x, from 2.5x and was 2.2x compared to 2.6x for the full year. Aged general merchandise decreased by 36 bps to 2.2%, or $1.2 million of total general merchandise inventory.
•Fourth quarter store expenses increased 3% on a total and same-store basis. Full year store expenses increased 4% on a total and same-store basis.
•Segment contribution increased 28% to $52.5 million in the fourth quarter and increased 21% to $200.2 million for the full year.
•Segment store count increased by 3 to 545, due to the acquisition of 4 stores and the consolidation of one store during the full year.
Latin America Pawn
•PLO improved to $73.7 million, an increase of 23% (17% on constant currency basis). On a same-store basis, PLO increased 14% (9% increase on a constant currency basis) due to strong loan demand and improved operational performance.
•Fourth quarter total revenues increased 19% (17% on constant currency basis), and gross profit increased 19% (18% on a constant currency basis), primarily due to increased merchandise sales, PSC and jewelry scrap sales. Full year total revenues were up 11% (20% on a constant currency basis), while gross profit increased by 8% (17% on a constant currency basis).
•PSC increased in the fourth quarter to $33.8 million, an increase of 16% (15% on a constant currency basis) as a result of higher average PLO. For the full year PSC increased 8% (16% on a constant currency basis).
•Fourth quarter merchandise sales increased 17% (16% on constant currency basis) and 11% on a same-store basis (10% increase on a constant currency basis). Merchandise sales gross margin stayed steady at 32%. For the full year, merchandise sales increased 10% (20% on a constant currency basis) and merchandise gross margin decreased 170 bps to 31%.
•Fourth quarter jewelry scrap sales increased 69%, and jewelry scrap sales gross margin increased by 1,590 bps to 27%. Full year jewelry scrap sales increased 96%, and jewelry scrap sales gross margin increased by 1,500 bps to 26% due to increase in gold price, jewelry purchases and the focus on the jewelry category.
•Net inventory increased 18% (12% on a constant currency basis) due to an increase in PLO. Inventory turnover was up to 2.9x from 2.8x. On a same-store basis, net inventory increased by 10% (4% on a constant currency basis). Full year inventory turnover was 3.0x, down from 3.3x. Aged general merchandise increased to 3.1% from 0.7% of total general merchandise inventory.

•Fourth quarter store expenses increased 20% (19% on a constant currency basis) and increased 13% on a same-store basis (11% increase on a constant currency basis) due to increased labor, in line with store activity and minimum wage increases. Full year store expenses increased 5% (14% on a constant currency basis) and 3% (12% on a constant currency basis) on a same-store basis.
•Fourth quarter segment contribution increased 17% to $12.0 million (18% on a constant currency basis to $12.1 million). Full year segment contribution was up 20% to $46.6 million (28% on a constant currency basis).
•Segment store count increased by 78 to 815, due to the addition of 40 de novo stores, the acquisition of 48 stores and the consolidation of 10 stores during the full year.
FORM 10-K
EZCORP’s Quarterly Report on Form 10-K for the year ended September 30, 2025 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
CONFERENCE CALL
EZCORP will host a conference call on Friday, November 14, 2025, at 8:00 am Central Time to discuss Fourth Quarter Fiscal 2025 results. Analysts and institutional investors may participate on the conference call by registering online at https://register-conf.media-server.com/register/BIb58af00cd0fa430788f04db0073e8400. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/hqptihjy. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP is a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the S&P 1000 Index and Nasdaq Composite Index.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: The underlying numbers are in thousands and, as a result, may not agree to the percentages calculated from numbers in millions and tables may not foot.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in thousands, except per share amounts)	2025	2024	2025	2024
Revenues:
Merchandise sales	$176,565	$161,506	$700,999	$663,736
Jewelry scrap sales	34,244	17,891	98,884	61,082
Pawn service charges	125,966	115,103	474,228	436,545
Other revenues	38	51	169	239
Total revenues	336,813	294,551	1,274,280	1,161,602
Merchandise cost of goods sold	114,072	104,723	455,677	427,403
Jewelry scrap cost of goods sold	24,171	14,447	72,538	51,926
Gross profit	198,570	175,381	746,065	682,273
Operating expenses:
Store expenses	129,007	119,583	481,108	461,055
General and administrative	23,411	20,688	83,500	75,557
Impairment of other assets	877	843	877	843
Depreciation and amortization	8,180	8,127	32,538	33,069
Loss (gain) on sale or disposal of assets and other	110	133	135	(16)
Other operating income	—	—	(1,262)	(765)
Total operating expenses	161,585	149,374	596,896	569,743
Operating income	36,985	26,007	149,169	112,530
Interest expense	8,143	3,204	23,029	13,585
Interest income	(5,313)	(2,123)	(14,721)	(10,575)
Equity in net (income) loss of unconsolidated affiliates	(1,970)	(576)	(6,150)	(4,711)
Other (income) expense	(139)	(750)	238	(1,377)
Income before income taxes	36,264	26,252	146,773	115,608
Income tax expense	9,560	11,056	37,160	32,513
Net income	$26,704	$15,196	$109,613	$83,095

Basic earnings per share	$0.44	$0.28	$1.91	$1.51
Diluted earnings per share	$0.34	$0.21	$1.42	$1.10

Weighted-average basic shares outstanding	60,901	54,677	57,466	54,935
Weighted-average diluted shares outstanding	83,218	83,552	83,383	84,448

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share amounts)	September 30, 2025	September 30, 2024

Assets:
Current assets:
Cash and cash equivalents	$469,524	$170,513
Short-term restricted cash	525	9,294
Pawn loans	307,496	274,084
Pawn service charges receivable, net	48,733	44,013
Inventory, net	248,457	191,923
Prepaid expenses and other current assets	51,221	39,171
Total current assets	1,125,956	728,998
Investments in unconsolidated affiliates	18,123	13,329
Other investments	51,903	51,900
Property and equipment, net	75,331	65,973
Right-of-use assets, net	236,462	226,602
Long-term restricted cash	14,664	—
Goodwill	324,889	306,478
Intangible assets, net	58,832	58,451
Deferred tax asset, net	29,455	25,362
Other assets, net	15,594	16,144
Total assets	$1,951,209	$1,493,237

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$103,072
Accounts payable, accrued expenses and other current liabilities	105,443	85,737
Customer layaway deposits	33,901	21,570
Operating lease liabilities, current	61,228	58,998
Total current liabilities	200,572	269,377
Long-term debt, net	518,076	224,256
Deferred tax liability, net	2,571	2,080
Operating lease liabilities	184,736	180,616
Other long-term liabilities	19,769	12,337
Total liabilities	925,724	688,666
Commitments and contingencies (Note 12)
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $0.01 per share; shares authorized: 100 million; 57,921,451 issued and outstanding as of September 30, 2025; and issued and outstanding of 51,582,698 as of September 30, 2024	579	516
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171 as of September 30, 2025 and 2024	30	30
Additional paid-in capital	450,892	348,366
Retained earnings	612,687	507,206
Accumulated other comprehensive loss	(38,703)	(51,547)
Total equity	1,025,485	804,571
Total liabilities and equity	$1,951,209	$1,493,237

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Twelve Months Ended September 30,
(in thousands)	2025	2024

Operating activities:
Net income	$109,613	$83,095
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,538	33,069
Amortization of debt discount and deferred financing costs	1,726	1,605
Non-cash lease expense	59,265	58,393
Deferred income taxes	(3,084)	1,354
Impairment of other assets	877	843
Other adjustments	(1,942)	789
Provision for inventory reserve	858	73
Stock compensation expense	12,465	10,406
Equity in net (income) loss from investment in unconsolidated affiliates	(6,150)	(4,711)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	(3,833)	(5,217)
Inventory	(18,179)	(8,488)
Prepaid expenses, other current assets and other assets	(5,719)	(8,638)
Accounts payable, accrued expenses and other liabilities	(41,420)	(57,158)
Customer layaway deposits	11,712	2,950
Income taxes	258	5,235
Net cash provided by operating activities	148,985	113,600
Investing activities:
Loans made	(1,006,505)	(937,014)
Loans repaid	557,761	522,497
Recovery of pawn loan principal through sale of forfeited collateral	393,203	363,396
Capital expenditures, net	(38,561)	(35,764)
Acquisitions, net of cash acquired	(20,693)	(12,113)
(Issuance of) proceeds from note receivable	(5,895)	421
Investment in unconsolidated affiliate	(786)	(1,131)
Investment in other investments	—	(15,680)
Dividends from unconsolidated affiliates	3,614	3,535
Net cash used in investing activities	(117,862)	(111,853)
Financing activities:
Taxes paid related to net share settlement of equity awards	(3,972)	(3,294)
Proceeds from borrowings	300,000	—
Debt issuance cost	(7,593)	—
Payments on debt	(6,410)	(34,389)
Purchase and retirement of treasury stock	(6,999)	(12,008)
Payments of finance leases	(606)	(492)
Net cash (used in) provided by financing activities	274,420	(50,183)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(637)	(725)
Net (decrease) increase in cash and cash equivalents and restricted cash	304,906	(49,161)
Cash and cash equivalents and restricted cash at beginning of period	179,807	228,968
Cash and cash equivalents and restricted cash at end of period	$484,713	$179,807

EZCORP, Inc.
OPERATING SEGMENT RESULTS

	Three Months Ended September 30, 2025 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$117,288	$59,277	$—	$176,565	$—	$176,565
Jewelry scrap sales	29,512	4,732	—	34,244	—	34,244
Pawn service charges	92,125	33,841	—	125,966	—	125,966
Other revenues	21	17	—	38	—	38
Total revenues	238,946	97,867	—	336,813	—	336,813
Merchandise cost of goods sold	73,694	40,377	—	114,071	—	114,071
Jewelry scrap cost of goods sold	20,729	3,442	—	24,171	—	24,171
Gross profit	144,523	54,048	—	198,571	—	198,571
Segment and corporate expenses (income):
Store expenses	88,979	40,028	—	129,007	—	129,007
General and administrative	—	—	—	—	23,411	23,411
Impairment of other assets	263	—	—	263	614	877
Depreciation and amortization	2,701	2,421	—	5,122	3,059	8,181
Loss on sale or disposal of assets and other	66	44	—	110	—	110
Other operating income	—	—	—	—	—	—
Interest expense	—	—	—	—	8,143	8,143
Interest income	—	(356)	(843)	(1,199)	(4,114)	(5,313)
Equity in net (income) loss of unconsolidated affiliates	—	—	(2,038)	(2,038)	68	(1,970)
Other expense (income)	7	(110)	—	(103)	(36)	(139)
Segment contribution	$52,507	$12,021	$2,881	$67,409
Income (loss) before income taxes				$67,409	$(31,145)	$36,264

	Three Months Ended September 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$111,040	$50,466	$—	$161,506	$—	$161,506
Jewelry scrap sales	15,086	2,805	—	17,891	—	17,891
Pawn service charges	85,863	29,240	—	115,103	—	115,103
Other revenues	32	19	—	51	—	51
Total revenues	212,021	82,530	—	294,551	—	294,551
Merchandise cost of goods sold	70,158	34,565	—	104,723	—	104,723
Jewelry scrap cost of goods sold	11,961	2,486	—	14,447	—	14,447
Gross profit	129,902	45,479	—	175,381	—	175,381
Segment and corporate expenses (income):
Store expenses	86,280	33,303	—	119,583	—	119,583
General and administrative	—	—	—	—	20,688	20,688
Impairment of goodwill, intangible and other assets	—	—	—	—	843	843
Depreciation and amortization	2,599	2,044	—	4,643	3,484	8,127
(Gain) loss on sale or disposal of assets and other	9	100	—	109	24	133
Interest expense	—	—	—	—	3,204	3,204
Interest income	—	(214)	(611)	(825)	(1,298)	(2,123)
Equity in net (income) loss of unconsolidated affiliates	—	—	(715)	(715)	139	(576)
Other (income) expense	7	13	(27)	(7)	(743)	(750)
Segment contribution	$41,007	$10,233	$1,353	$52,593
Income (loss) before income taxes				$52,593	$(26,341)	$26,252

	Twelve Months Ended September 30, 2025 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$475,252	$225,747	$—	$700,999	$—	$700,999
Jewelry scrap sales	85,658	13,226	—	98,884	—	98,884
Pawn service charges	351,479	122,749	—	474,228	—	474,228
Other revenues	103	66	—	169	—	169
Total revenues	912,492	361,788	—	1,274,280	—	1,274,280
Merchandise cost of goods sold	299,107	156,570	—	455,677	—	455,677
Jewelry scrap cost of goods sold	62,746	9,792	—	72,538	—	72,538
Gross profit	550,639	195,426	—	746,065	—	746,065
Segment and corporate expenses (income):
Store expenses	339,378	141,730	—	481,108	—	481,108
General and administrative	—	—	—	—	83,500	83,500
Impairment of other assets	263	—	—	263	614	877
Depreciation and amortization	10,750	8,612	—	19,362	13,176	32,538
Loss (gain) on sale or disposal of assets and other	83	52	—	135	—	135
Other operating income	—	—	—	—	(1,262)	(1,262)
Interest expense	—	—	—	—	23,029	23,029
Interest income	—	(1,251)	(2,646)	(3,897)	(10,824)	(14,721)
Equity in net (income) loss of unconsolidated affiliates	—	—	(6,936)	(6,936)	786	(6,150)
Other income	—	(330)	—	(330)	568	238
Segment contribution	$200,165	$46,613	$9,582	$256,360
Income (loss) before income taxes				$256,360	$(109,587)	$146,773

	Twelve Months Ended September 30, 2024 (Unaudited)
(in thousands)	U.S. Pawn	Latin America Pawn	Other Investments	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$459,251	$204,485	$—	$663,736	$—	$663,736
Jewelry scrap sales	54,344	6,738	—	61,082	—	61,082
Pawn service charges	322,362	114,183	—	436,545	—	436,545
Other revenues	126	78	35	239	—	239
Total revenues	836,083	325,484	35	1,161,602	—	1,161,602
Merchandise cost of goods sold	288,894	138,509	—	427,403	—	427,403
Jewelry scrap cost of goods sold	45,926	6,000	—	51,926	—	51,926
Gross profit	501,263	180,975	35	682,273	—	682,273
Segment and corporate expenses (income):
Store expenses	325,816	135,239	—	461,055	—	461,055
General and administrative	—	—	—	—	75,557	75,557
Impairment of goodwill, intangible and other assets	—	—	—	—	843	843
Depreciation and amortization	10,147	8,865	—	19,012	14,057	33,069
(Gain) loss on sale or disposal of assets and other	3	(140)	—	(137)	121	(16)
Other operating income	—	—	—	—	(765)	(765)
Interest expense	—	—	—	—	13,585	13,585
Interest income	—	(1,612)	(2,422)	(4,034)	(6,541)	(10,575)
Equity in net (income) loss of unconsolidated affiliates	—	—	(4,993)	(4,993)	282	(4,711)
Other (income) expense	7	(218)	—	(211)	(1,166)	(1,377)
Segment contribution	$165,290	$38,841	$7,450	$211,581
Income (loss) before income taxes				$211,581	$(95,973)	$115,608

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended September 30, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of June 30, 2025	545	791	1,336
New locations opened	—	17	17
Locations acquired	1	7	8
Locations combined or closed	(1)	—	(1)
As of September 30, 2025	545	815	1,360

	Three Months Ended September 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of June 30, 2024	541	717	1,258
New locations opened	—	20	20
Locations acquired	1	—	1
As of September 30, 2024	542	737	1,279

	Twelve Months Ended September 30, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	40	40
Locations acquired	4	48	52
Locations combined or closed	(1)	(10)	(11)
As of September 30, 2025	545	815	1,360

	Twelve Months Ended September 30, 2024
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2023	529	702	1,231
New locations opened	1	40	41
Locations acquired	13	—	13
Locations combined or closed	(1)	(5)	(6)
As of September 30, 2024	542	737	1,279

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and twelve months ended September 30, 2025 and 2024 were as follows:

	September 30,		Three Months Ended September 30,		Twelve Months Ended September 30,
	2025	2024	2025	2024	2025	2024

Mexican peso	18.3	19.7	18.6	18.9	19.7	17.7
Guatemalan quetzal	7.5	7.6	7.6	7.6	7.6	7.6
Honduran lempira	25.9	24.6	25.9	24.4	25.4	24.4
Australian dollar	1.5	1.4	1.5	1.5	1.6	1.5
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2025	2024	2025	2024

Net income	$26.7	$15.2	$109.6	$83.1
Interest expense	8.1	3.2	23.0	13.6
Interest income	(5.3)	(2.1)	(14.7)	(10.6)
Income tax expense	9.6	11.1	37.2	32.5
Depreciation and amortization	8.2	8.1	32.5	33.1
EBITDA	$47.3	$35.5	$187.6	$151.7

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2025 Q4 Reported	$336.8	$198.6	$36.3	$9.6	$26.7	$0.34	$47.3
Corporate office impairment	—	—	0.6	0.2	0.4	0.01	0.6
FX impact	—	—	0.1	—	0.1	—	0.1
Non-recurring foreign tax expense	—	—	—	1.0	(1.0)	(0.01)	—
Tax discrete adjustments	—	—	—	(0.6)	0.6	—	—
Constant Currency	(0.9)	(0.6)	—	—	—	—	(0.1)
2025 Q4 Adjusted	$335.9	$198.0	$37.0	$10.2	$26.8	$0.34	$47.9

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2025 Full Year reported	$1,274.3	$746.1	$146.8	$37.2	$109.6	$1.42	$187.6
Corporate lease termination	—	—	(1.3)	(0.3)	(1.0)	(0.01)	(1.3)
Corporate office impairment	—	—	0.6	0.2	0.4	—	0.6
Non-recurring foreign tax expense	—	—	—	0.5	(0.5)	(0.01)	—
Tax discrete adjustments	—	—	—	0.7	(0.7)	(0.01)	—
FX impact	—	—	0.9	0.2	0.7	0.01	0.9
Constant Currency and other impact	30.0	15.6	2.7	0.5	2.2	0.03	3.4
2025 Full Year Adjusted	$1,304.3	$761.7	$149.7	$39.0	$110.7	$1.43	$191.2

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Q4 Reported	$294.6	$175.4	$26.3	$11.1	$15.2	$0.21	$35.5
CCV adjustment	—	—	1.0	0.3	0.7	0.01	1.0
Non-recurring foreign tax expense	—	—	—	(1.7)	1.7	0.02	—
Tax discrete adjustments	—	—	—	(1.3)	1.3	0.02	—
FX impact	—	—	(0.5)	(0.1)	(0.4)	(0.01)	(0.5)
2024 Q4 Adjusted	$294.6	$175.4	$26.8	$8.3	$18.5	$0.25	$36.0

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Net Income	Diluted EPS	EBITDA

2024 Full Year reported	$1,161.6	$682.3	$115.6	$32.5	$83.1	$1.10	$151.7
CCV adjustment	—	—	1.0	0.3	0.7	0.01	1.0
Corporate lease termination	—	—	(0.8)	(0.2)	(0.6)	(0.01)	(0.8)
Non-recurring foreign tax expense	—	—	—	(1.7)	1.7	0.02	—
Tax discrete adjustments	—	—	—	(0.6)	0.6	0.01	—
FX impact	—	—	(0.3)	(0.1)	(0.2)	—	(0.3)
2024 Full Year Adjusted	$1,161.6	$682.3	$115.5	$30.2	$85.3	$1.13	$151.6

	Three Months Ended September 30, 2025		Twelve Months Ended September 30, 2025
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$336.8	14%	$1,274.3	10%
Currency exchange rate fluctuations	(0.9)		30.0
Constant currency consolidated revenues	$335.9	14%	$1,304.3	12%

Consolidated gross profit	$198.6	13%	$746.1	9%
Currency exchange rate fluctuations	(0.6)		15.6
Constant currency consolidated gross profit	$198.0	13%	$761.7	12%

Consolidated net inventory	$248.5	29%	$248.5	29%
Currency exchange rate fluctuations	(3.3)		(3.3)
Constant currency consolidated net inventory	$245.2	28%	$245.2	28%

Latin America Pawn gross profit	$54.0	19%	$195.4	8%
Currency exchange rate fluctuations	(0.5)		15.6
Constant currency Latin America Pawn gross profit	$53.5	18%	$211.0	17%

Latin America Pawn PLO	$73.7	23%	$73.7	23%
Currency exchange rate fluctuations	(3.6)		(3.6)
Constant currency Latin America Pawn PLO	$70.1	17%	$70.1	17%

Latin America Pawn PSC revenues	$33.8	16%	$122.7	8%
Currency exchange rate fluctuations	(0.3)		9.3
Constant currency Latin America Pawn PSC revenues	$33.5	15%	$132.0	16%

Latin America Pawn merchandise sales	$59.3	17%	$225.7	10%
Currency exchange rate fluctuations	(0.6)		19.7
Constant currency Latin America Pawn merchandise sales	$58.7	16%	$245.4	20%

Latin America Pawn segment profit before tax	$12.0	17%	$46.6	20%
Currency exchange rate fluctuations	0.1		3.2
Constant currency Latin America Pawn segment profit before tax	$12.1	18%	$49.8	28%